UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

BIOVEST INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	00-11480	41-1412084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

On June 6, 2012, Biovest International, Inc. (the “Company”) and Corps Real, LLC entered into an Amendment No. 1 (the “Note Amendment”) to the Plan Secured Promissory Note dated November 17, 2010, in the original principal amount of $3,169,223.44, payable by the Company to Corps Real (the “Note”). The Note, which has an outstanding balance of approximately $2.3 million as of May 31, 2012, was amended by the Note Amendment to suspend the Company’s monthly interest payments under the Note for a three-month period beginning June 1, 2012. Interest that is deferred during such three-month period will become due and payable on the maturity date of the Note, which is November 17, 2012. Except for the suspension of the monthly interest payments, no further amendments were made to the Note.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of the exhibits that are included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey, Esq.
Chief Executive Officer, President and General Counsel

Date: June 12, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Plan Secured Promissory Note, dated June 6, 2012, between Biovest International, Inc. and Corps Real, LLC